Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE	Investor Relations Contact:
July 30, 2009	Brandon Pugh
(571) 434-5659
brandon.pugh@neustar.biz

Media Contact:
John Schneidawind
(571) 434-5596
john.schneidawind@neustar.biz
Neustar Announces Results for Second Quarter 2009
Reports Strong Profitability and Reaffirms
Guidance for Full Year 2009
STERLING, VA, July 30, 2009 — Neustar, Inc. (NYSE: NSR), a provider of essential clearinghouse services to the communications and Internet industries, today announced consolidated results for the quarter ended June 30, 2009, and reaffirmed its prior guidance for full year 2009 announced on January 28, 2009.
Summary of Second Quarter Results
Revenue for the quarter totaled $115.8 million, a 4% decrease from $120.2 million in the second quarter of 2008. Net income for the quarter totaled $24.5 million, or $0.32 per diluted share, compared to net income of $22.9 million, or $0.30 per diluted share, in the second quarter of 2008.
EBITDA for the quarter totaled $49.4 million, or $0.65 per diluted share, compared to $50.3 million, or $0.67 per diluted share, in the corresponding quarter of 2008.
Discussion of Second Quarter Results
As anticipated, Neustar’s year-over-year quarterly revenue decline was driven primarily by previously announced amendments to the pricing terms of its contracts to provide telephone number portability services in the United States, which were effective as of January 1, 2009. This decline was partially offset by a year-over-year quarterly revenue increase from Ultra Services.
•	Addressing revenue decreased 2% to $31.5 million, primarily due to a decrease in revenue under our contracts to provide telephone number portability services in the United States, primarily offset by the growth from Ultra Services.
Neustar, Inc. / 46000 Center Oak Plaza, Sterling, VA 20166, USA / tel: +1.571.434.5400 / www.neustar.biz

Press Release
•	Interoperability revenue decreased 16% to $13.9 million, primarily due to decreases in revenue from both Order Management Services and our contracts to provide telephone number portability services in the United States.

•	Infrastructure and other revenue decreased 1% to $70.3 million, primarily due to a decrease in revenue under our contracts to provide telephone number portability services in the United States.
Total operating expense for the quarter decreased 6% to $75.7 million from $80.2 million for the second quarter of 2008.
As of June 30, 2009, cash, cash equivalents and short-term investments totaled $267.5 million, an increase of $105.9 million from December 31, 2008. This increase is partially due to a $41.3 million reclassification of certain investments from long-term to short-term.
Management Commentary
Jeff Ganek, Neustar’s chairman and chief executive officer, said, “While the global economy struggles to recover, we have broadened our leadership in the marketplace. Building upon our long-term growth strategy, we have recently solidified our management team, expanded our innovative services to meet the market needs and brought our customers enhanced benefits.”
Paul Lalljie, Neustar’s chief financial officer, added, “Our second quarter results highlight the strength of our business model and our continuing focus on operating efficiencies. Despite unpredictable demand for some of our services and challenging markets, we have seen recent opportunities in many of the markets we serve and are managing the business to capture them. Our year-to-date performance meets our stated objectives and provides us with the momentum we need to reaffirm our prior guidance for the full year 2009.”
Neustar, Inc. / 46000 Center Oak Plaza, Sterling, VA 20166, USA / tel: +1.571.434.5400 / www.neustar.biz

Press Release
Reconciliation of Non-GAAP Financial Measures
In this press release, Neustar presents certain non-GAAP financial data. To place this data in an appropriate context, the following is a reconciliation of net income to EBITDA for the three and six months ended June 30, 2008 and 2009:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
	(in thousands, except per share data)
	(unaudited)
Net income	$22,856	$24,466	$18,396	$48,819
Add: Depreciation and amortization	10,286	9,332	20,406	18,577
Less: Other expense (income)	1,633	(297)	483	(1,532)
Add: Provision for income taxes	15,499	15,873	32,138	31,534

EBITDA	$50,274	$49,374	$71,423	$97,398

EBITDA per diluted share	$0.67	$0.65	$0.93	$1.29

Weighted average diluted common shares outstanding	75,112	75,427	77,159	75,359
EBITDA and EBITDA per diluted share are not measures of financial performance under GAAP and have no standardized measurement prescribed by GAAP. Management believes that both measures enhance our investors’ understanding of our financial performance and the comparability of the company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The company provides the foregoing historical reconciliations to the most directly comparable GAAP financial measures to allow investors to appropriately consider each non-GAAP financial measure.
In this press release and from time to time, Neustar describes what its net income, EBITDA and other financial measures would have been in the absence of the $29.0 million goodwill impairment charge recorded in the first quarter of 2008 related to the company’s NGM business segment, as well as the resulting net income and EBITDA per diluted share amounts associated with those measures. Neustar has provided this information because the company believes that it gives investors a better understanding of the impact the goodwill impairment charge had on the company’s results for the six months, and serves as useful data by which to compare the company’s operational performance to the prior period in 2008 and future periods. Absent the $29.0 million goodwill impairment charge, net income for the six months ended June 30, 2008 would have been $47.4 million, or $0.61 per diluted
Neustar, Inc. / 46000 Center Oak Plaza, Sterling, VA 20166, USA / tel: +1.571.434.5400 / www.neustar.biz

Press Release
share. Furthermore, absent the $29.0 million goodwill impairment charge, EBITDA for the six months ended June 30, 2008 would have been $100.4 million, or $1.30 per diluted share.
Conference Call
As announced on July 14, 2009, Neustar will conduct an investor conference call to discuss the company’s results today at 4:30 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the company’s website (www.neustar.biz). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.
The conference call is also accessible via telephone by dialing (888) 727-7637 (international callers dial (913) 312-1226). For those who cannot listen to the live broadcast, a replay will be available through Midnight (Eastern Time) Thursday, August 6, 2009 by dialing (888) 203-1112 (international callers dial (719) 457-0820) and entering replay PIN 9119340, or by going to the Investor Relations tab of the company’s website (www.neustar.biz).
Neustar will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.
This press release and the financial tables, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures that may be used periodically by management when discussing the company’s financial results with investors and analysts, are available on the company’s website under the Investor Relations tab.
About Neustar, Inc.
Neustar (NYSE: NSR) solves complex communications challenges by making networks smarter™. We provide market-leading and innovative solutions and directory services that enable trusted communication across networks, applications and enterprises around the world. Visit Neustar online at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about our expectations, beliefs and business results in the future. We have attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe our business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to our
Neustar, Inc. / 46000 Center Oak Plaza, Sterling, VA 20166, USA / tel: +1.571.434.5400 / www.neustar.biz

Press Release
clearinghouse operations, modifications to our material contracts, our ability to successfully integrate and support the operations of businesses we acquire, our ability to redeem auction rate securities, increasing competition, market acceptance of our existing services, our ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent periodic and current reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.
Neustar, Inc. / 46000 Center Oak Plaza, Sterling, VA 20166, USA / tel: +1.571.434.5400 / www.neustar.biz

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NEUSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
	(unaudited)
Revenue:
Addressing	$32,268	$31,527	$62,429	$64,018
Interoperability	16,551	13,889	32,991	28,196
Infrastructure and other	71,390	70,348	142,202	136,738

Total revenue	120,209	115,764	237,622	228,952

Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	26,811	28,336	51,300	56,179
Sales and marketing	20,219	19,239	38,943	38,746
Research and development	7,754	4,514	15,302	8,827
General and administrative	15,151	14,301	31,633	27,802
Depreciation and amortization	10,286	9,332	20,406	18,577
Impairment of goodwill	—	—	29,021	—

	80,221	75,722	186,605	150,131

Income from operations	39,988	40,042	51,017	78,821
Other (expense) income:
Interest and other expense	(2,866)	(427)	(3,324)	(1,651)
Interest and other income	1,233	724	2,841	3,183

Income before income taxes	38,355	40,339	50,534	80,353
Provision for income taxes	15,499	15,873	32,138	31,534

Net income	$22,856	$24,466	$18,396	$48,819

Net income per common share:
Basic	$0.31	$0.33	$0.25	$0.66

Diluted	$0.30	$0.32	$0.24	$0.65

Weighted average common shares outstanding:
Basic	73,214	74,314	74,799	74,225

Diluted	75,112	75,427	77,159	75,359

Neustar, Inc. / 46000 Center Oak Plaza, Sterling, VA 20166, USA / tel: +1.571.434.5400 / www.neustar.biz

NEUSTAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	June 30,
	2008	2009
	(audited)	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$161,653	$267,547
Restricted cash	496	477
Accounts and unbilled receivables, net	72,635	63,907
Prepaid expenses and other current assets	18,205	17,759
Income taxes receivable	4,621	2,138
Deferred tax assets	11,079	10,589

Total current assets	268,689	362,417

Property and equipment, net	64,160	67,037
Goodwill and intangible assets, net	134,661	130,800
Other non-current assets	47,412	6,207
Deferred tax assets, long-term	4,244	5,042

Total assets	$519,166	$571,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$59,103	$51,396
Deferred revenue	32,530	38,398
Notes payable and capital lease obligations	10,123	10,826
Accrued restructuring reserve	1,867	595
Other liabilities	430	460

Total current liabilities	104,053	101,675

Deferred revenue, long-term	11,657	9,737
Notes payable and capital lease obligations, long-term	11,933	8,858
Accrued restructuring reserve, long-term	1,589	1,264
Other liabilities, long-term	3,281	4,090

Total liabilities	132,513	125,624

Total stockholders’ equity	386,653	445,879

Total liabilities and stockholders’ equity	$519,166	$571,503

Neustar, Inc. / 46000 Center Oak Plaza, Sterling, VA 20166, USA / tel: +1.571.434.5400 / www.neustar.biz